UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

COMPUTER TASK GROUP, INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

New York	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Parkway Suite 214N
Amherst, New York		14226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 716 882-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 21, 2023, the Board of Directors set December 19, 2023 as the date of the Company’s 2023 Annual Meeting of Shareholders and set October 30, 2023 as the record date for determining shareholders entitled to vote at the annual meeting. The annual meeting will be held on December 19, 2023 at 10:00 a.m. Eastern Time at the Company’s headquarters at 300 Corporate Parkway, Suite 214N, Amherst, New York.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company's proxy statement for the annual meeting pursuant to Rule 14a-8 of the Exchange Act must have been received at the Company’s principal executive offices not later than April 19, 2023. For all shareholder proposals or director nominations made outside of Rule 14a-8 of the Exchange Act, our Restated By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. The Restated By-laws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice with respect to a proposal or director nomination made outside of Rule 14a-8 for the annual meeting must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company no earlier than August 21, 2023 and no later than September 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date:	July 21, 2023	By:	/s/ Peter P. Radetich
Peter P. Radetich Senior Vice President, General Counsel & Secretary